UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2018 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main, Suite 400, Salt Lake City, Utah 84111
(Address of principal executive offices) (Zip Code)

(801) 639-0511
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02(b) Departure of Directors or Certain Officers

David Deisley, the Company’s Executive Vice President and General Counsel, has announced his intention to retire effective December 31, 2018.

In connection with his upcoming retirement, Mr. Deisley has agreed to provide consulting services to the Company on a limited basis during calendar year 2019 following his retirement. On December 17, 2018, Mr. Deisley entered into a Consulting Services Agreement with NovaGold USA, Inc. (“NGUSA”) effective January 1, 2019 (the “Consulting Agreement”) pursuant to which Mr. Deisley will continue to work in a consulting capacity following his retirement.

Under the terms of the Consulting Agreement, which begins on January 1, 2019 and continues through December 31, 2019 (the “Consulting Period”), unless extended or terminated by mutual agreement of the parties or terminated earlier by NGUSA under certain circumstances, Mr. Deisley will provide consulting services to NGUSA related to legal services and other business matters for a consulting fee of $7,500 per month, plus an additional hourly rate for hours worked in excess of 10 hours per month (not to exceed $125,000 on an annual basis). Additionally, all of Mr. Deisley’s unvested equity awards will continue to vest according to their terms as long as Mr. Deisley continues to serve as a consultant during the Consulting Period. The Consulting Agreement also contains customary provisions related to confidentiality.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2018	NOVAGOLD RESOURCES INC.

	By:	/s/ David A. Ottewell
David A. Ottewell
Vice President and Chief Financial Officer